Exhibit 10.3

AmENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT dated as of March 23, 2022 to the EMPLOYMENT AGREEMENT dated as of December 23, 2020, by and between UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation having its principal office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406 (the “Company”) and ALAN B. MILLER, residing at 57 Crosby Brown Road, Gladwyne, Pennsylvania 19035 (“Mr. Miller”).

WITNESSETH:

WHEREAS, Mr. Miller was appointed to serve as the Company’s Executive Chairman of the Board of Directors effective as of January 1, 2021;

WHEREAS, the Company and Mr. Miller entered into an Employment Agreement,  dated as of December 23, 2020 ( the “Employment Agreement”) which provided  the terms and conditions of Mr. Miller’s service with the Company as Executive Chairman of the Board of Directors; and

WHEREAS, the Company and Mr. Miller wish to amend certain terms of the Employment Agreement, effective as of January 1, 2022:

NOW, THEREFORE, the parties agree as follows:

1.Clauses (2) and (3) of Section 8(b) of the Employment Agreement are hereby amended and restated to read in its entirety as follows:

“(2) termination of his employment or other service by the Company without cause (within the meaning of Section 11(a) of this Agreement) or otherwise in breach of this Agreement; or (3) the termination of his employment or other service at any time by Mr. Miller because of a material adverse change in the duties of his office or any other material breach by the Company of its obligations hereunder, provided that Mr. Miller first gives written notice to the Company of any such change or breach within 60 days after the initial existence of such change or breach and provides the Company with a cure period of 30 days following the date that such notice is delivered, and the Company does not cure such change or breach within the 30-day cure period.”

2.All other terms and provisions of the Employment Agreement as amended hereby shall remain in full force and effect.

3.Section 18 of the Employment Agreement (“Governing Law”) is incorporated herein by reference, and this Amendment shall be subject to such Governing Law provision as if expressly set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

UNIVERSAL HEALTH SERVICES, INC.

By:  /s/ Steve Filton

Executive Vice President and Chief Financial Officer

/s/ Alan B. Miller